EXHIBIT 99.2

Art’s Way Manufacturing Co., Inc.
First Quarter 2009 Financial Results Conference Call
04-15-09

Operator:  Good morning, ladies and gentlemen.  Today is Wednesday, April 15, 2009, and welcome to the Art’s Way Manufacturing Company, Inc. First Quarter 2009 Financial Results Conference Call.  At this time, all participants are in a listen-only mode.  Operator assistance is available at any time during this conference by pressing *0.  Your Call Leaders for today’s call are Jim Drewitz, Investor and Press Relations Representative, and J. Ward McConnell, Jr., Executive Chairman of the Board of Directors.  I would now like to turn this call over to Mr. Jim Drewitz.  Mr. Drewitz, you may begin.

Jim Drewitz, Investor and Press Relations Representative, Art’s Way Manufacturing Co., Inc.:  Thank you, Erica.  Ladies and gentlemen, we apologize for the inconvenience.  We seem to be having a little bit of difficulty.  Hopefully, you can hear me and will be able to hear Ward when he begins to speak.  If I can, let me draw your attention to the fact that, except for historical information contained herein, the statements in this Conference Call are forward-looking and made pursuant to the Safe Harbor Provisions as outlined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause Art’s Way Manufacturing actual results and future periods to differ materially from forecasted results.  Those risks include, among other things: the loss of market share through competition or otherwise; the introduction of competing technologies by other companies; and new Governmental safety, health, and environmental regulations, which could require Art’s Way Manufacturing to make significant capital expenditures.  The forward-looking statements included in this Conference Call are made only as of the date of this call.  And Art’s Way Manufacturing undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include but are not limited to factors described under the “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.  With that completed, I would like to turn the Call over to Mr. J. Ward McConnell.  Mr. McConnell, it is all yours, Sir.

J. Ward McConnell Jr., Executive Chairman of the Board of Directors, Art’s Way Manufacturing Co., Inc.:  OK, thank you, Jim.  Hopefully, by now, most of you have had a chance to review the press release that we issued on April 13, and have read the Form 10-K filing issued on the same date.  I would like to go over some of the pertinent financial information and then open it up for questions.  First of all, I am not very proud of the First Quarter.  But the revenue was about the same as it was in the prior year, for the same first three months of the year, and the operating income was rather significantly lower.  The basic reason for that is because we had a number of orders from a year ago now that we received for our Miller Pro product line that we had just purchased in September of the prior year, in 2007.  And the production difficulties that we had in getting that integrated into our system and into our manufacturing caused us to have a lot of manufacturing problems.  In addition, we had scheduled as though we were able to produce it at a faster rate than we were able to do, and this also resulted in our having a ballooned inventory.  That particular problem caused us to go to the dealers and say, “OK, dealers, we cannot get to you on time.  But we will deliver to you after the seasons are over, which are in the harvest season of the fall, and we will hold the price on these products to the price for which we took these orders.  In addition to that, we will give you terms until the following season.”  All of the Miller Pro equipment is seasonal.  It is harvest time for hay, for corn, and so on.  So we ended up with those delays in delivering in this First Quarter that we are talking about now at old pricing, some of it as old as 2007.  We sent out a couple of price increases, and we have that issue behind us.  And we have since delivered that material.  We finished delivering it mostly in the First Quarter.  But as you can imagine, our gross margins were squeezed badly.  But we thought that it was better to retain dealerships in the long-term than it was to try to raise prices on them.  That is the biggest reason for the drop-off in gross margin.  Our other expenses stayed relatively constant.  So we ended up with quite a huge drop in earnings.  Going forward, with that behind us, we now have pricing in place.  We also have our efficiencies much improved and are able to deliver within the proper time periods for this season and at proper pricing.  I am going to just review each of our four divisions.  I call them divisions, but they are the four different locations.  First of all, I would like to talk about our newest one – the Auger Division – over in Salem, South Dakota.  We have cranked that up and made our first product there, and we are going to start our deliveries in May.  We have a significant backlog for a startup, I think, as we have about a $1.5 million backlog there now.  We have completed the first products.  We haven’t shipped them yet, but we have completed them, so we are actually a couple of weeks ahead of where we thought that we would be at this time of year.  Our Vessels Division in Dubuque, Iowa, continues to increase its volume.  Its backlog is now $268,000 versus a year ago with $83,000.  We are increasing about 30 percent per month.  So far this year, each month has been better than the prior including March and now into April.  We assume that we will be back on track there, I believe.  The Scientific Division in Monona, Iowa, has changed dramatically with the current stimulus packages and budgets.  The Federal Government budgets have allocated a lot of money for science, and we are seeing a tremendous increase in inquiry and projects now being released that were not funded back to 2005 and are now being funded and being released.  There has been a tremendous increase of inquiry to us as well as requests to update those quotes that we did in 2005.  We see that as being very, very good going forward this year and into next year.  Art’s Way Manufacturing at Armstrong, Iowa, is now pretty well caught up.  We do still have a significant backlog, but it is of newer product and at proper pricing and so on.  But it is not as strong as it has been.  Our order intake the last couple of months is not as strong as we have had in the prior year.  But we still think that, because we are not outsourcing and because we have right-sized our production and watched our overheads going forward, we will be looking a lot better.  In other words, what I am trying to say, I think, is that we’ve got these bad couple of quarters behind us and are looking just a whole lot better going forward.  So, with that, I am ready to try and answer some questions.

Drewitz:  All right, Erica, let’s open it up for Q and A.

Operator:  Ladies and gentlemen, at this time, we will conduct the Question-and-Answer Session.  If you would like to ask a question, then please press *1 on your phone now, and you will be placed into the queue in the order received.  You can press # at any time to remove yourself from the queue.  Once again, if you would like to ask a question, please press *1 on your phone now.  Our first question comes from Lance Rodveld, a private investor.  Please state your question.

Lance Rodveld, Private Investor: Hi, Ward, this is Lance.  I have been concerned about the increase in inventories over the Company as a whole.  I see that we are up around $15 million now and have been, up until recently, $6 million – or, a couple of years ago, $6 million was pretty standard.  So I wonder if you could explain where the inventory is lying.  Thank you.

McConnell:  Yes, I certainly can.  First of all, significant events are happening.  In the month of March, we reduced our inventory by $1 million.  So far, this month, it looks like it is down about $500,000.  We are in the process of reducing it.  The reason that is happening is because, for those orders that we had last year, we had the inventory in stock to finish even though we weren’t able to finish it.  So now we are shipping that a working it down significantly, and expect to see some more work done on that inventory.  We have targeted a number that I’m not sure that we can reach, but we have targeted getting it down to $10 million.  One issue with it is that – well, one other thing that causes it is that we have opened up the Art’s Way Auger Division and, so far, we have $300,000- to $400,000-worth of inventory over there that we didn’t have last year.  But it is on the way down and will continue down.  It is on our target.  We are going to try to get that reduced.

Rodveld:  I don’t know if I am still on, but thank you.  That is the only question that I have right now.

McConnell:  Thank you.

Operator:  Our next question comes from Joe Dancy from LCGI Advisors.  Please state your question.

Joe Dancy, LCGI Advisors:  Hi, Ward, I am glad that the technical problems were on your end.  I thought that they were on mine.  (Laughter)  That is one good think this morning.  My question is actually on the Auger Business.  Can you refresh my recollection?  Are you selling those through dealers?  How are you building backlog on a new business like this?  How is the word getting out?

McConnell:  Well, the Auger Business is pretty much in four states: Nebraska, Iowa, Minnesota, and South Dakota.  We turned that loose to our Art’s Way salesmen back when we first started, which was in December.  Almost immediately, because there was some pent-up demand from a company that had been in Salem, South Dakota, whose employees we had hired because they closed, there was a pent-up demand, I think, for those augers.  And we immediately got about $1 million-worth of orders for them through our own Art’s Way salesmen.  In February of this year, we turned it over to all of our salesmen.  We have four direct and about 10 reps.  We turned it over to them, explained it to them, and had a sales meeting with them in February, and they are now beginning to write some orders.  Currently, our backlog is up to about $1.5 million.  The people that are working in South Dakota are the same people, the same names that they would have called at the old company that had been there, so they knew each other.  I think that helped us.

Dancy:  OK, are these customized augers, or are they standardized where you’re just turning them out like car tires?

McConnell:  Not quite, but they are standard even though there are a number of sizes.

Dancy:  OK.

McConnell:  They are all very, very similar but not all exactly alike.  But they’re not custom, either.

Dancy:  OK, that’s understood.  I was just curious.  On the acquisition all-par guide, last time, you were sort of cooling your heels, so to speak, as far as looking at any addition acquisitions was concerned, just based on the environment and everything else with regard to the Art’s Way financial situation.  Are you looking at all for any acquisitions, divestitures, or anything substantial with regard to corporate structure?

McConnell:  Not now, Joe.  But, obviously, I’m on a lot of radar, and if something came along, then I would certainly approach it within the means that we have.  But I think that we have had a lot of work to do in trying to get this inventory squared away and in trying to get our gross margin up, and I am concentrating hard on that right now.  I’m doing some realigning of jobs so on in trying to get that gross margin restored.  I think that is our first order of business right now, not buying something else.  The auger thing is just getting going, and that keeps us occupied, as well.  But our first sales from the auger thing won’t be until May.

Dancy:  OK, interesting.  The other question is that the scientific is sort of interesting.  It sounded like that was sort of the – maybe I just read that wrong or interpreted it wrong – negative surprises, or one of the negative surprises for the Quarter.  And it sounds like the scientific – with the Government stimulus and everything, Ward, how soon do you think that you will see any results?  I know that you have described them in the past as sort of a funnel where these take forever to get contracted and approved, designated, and to finally get the order for you guys to start up your plant.  Do you think that you’re going to see something relatively quickly, or is this something that is going to take another 12 months?

McConnell:  No, I don’t think that it’s going to take 12 months.  The reason that I don’t think so is because a lot of these things were originally quoted and didn’t get financial approval, and almost all of them are, in some way or another, tied to the Government.  So bringing them out, and now they want them approved in a hurry, I think, is going to – just this morning, I have one.  We just did a $3.5 million job for Cancer Institute in Washington.  This morning, they have released another one that has to be bid in May, which is right up our alley; we just did one there.

Dancy:  OK.

McConnell:  I think that some of it’s going to – that’s not going to yield a lot of sales, though.  But I think that the Fourth Quarter is going to show it.  And I think that the next year – 2009, I think, is going to be, frankly, wide open.  I think that we are going to see a real, real increase in orders in business.

Dancy:  Tell me about the capacity – and that’s a new facility.  And as I recall, if you get the orders, the amount of capacity that you have to blow those things out the door, assuming that you have the labor, is pretty substantial.  Is that right?

McConnell:  Yes, we think that we could push out of that building $50 million a year if we had the orders.  Now, there is another caveat to that, and that is that most of them also require some fieldwork.  We did one this past year that had 27 units in it, and they all had to be attached onsite and joined together to be a much bigger building.  So, right now, the caveat would be do we have enough field for us.  And we are exploring the possibility right now of using local contractors rather than our own people to do some of this because we think that it is going to be that strong in 2010.

Dancy:  OK, interesting.  Here’s the last question: I know that you have periodically been looking at the export markets, and I assume that things are probably pretty slow with regard to all of the financial volatility and everything else, Ward, with regard to any of your activities in looking to export anything to Europe, China, or anywhere else.  Is that correct or not?

McConnell:  I thought that, too.  But, you know, we just shipped a container of our grinders to France last week.  We just recently shipped a container of our forage blowers to Finland.  I thought that it would be much worse, but England remains strong for us, and Australia.  I don’t know.  I don’t see it declining like I thought that it might.  Now, we do see something.  We had an order for a container of grinders to Russia, and they can’t get the money together.  They want them and have ordered them, in fact, but we have taken it off of our backlog because they haven’t been able to get it funded.  In talking to a number of the farm machinery manufacturers at a recent convention that we were at, they are all suffering that same problem.  And some of them had some stuff on the water and so on, and they’re having collection problems and so on.  China is the same thing.  China has backed off on this stuff, too, although, we did have an inquiry again for a couple of harvesters within the past week.  So I don’t know.  I think that the big jobs were sugar beet harvesters, and China and Russia – both places have kind of backed off.  We went to some shows.  We did a German show in November.  We did Agrotechnica in Germany the prior fall.  We are getting some play on that.  And I think that we may be able to overcome whatever drop-off that we may have (fingers crossed).

Dancy:  OK, thank you.  Those were my only questions.  I appreciate your help, and I appreciate the Call.

McConnell:  See you on the thirtieth.

Dancy:  I hope so.  Thank you.

McConnell:  OK.

Operator:  Our next question comes from Sam Rabotski, from Art’s Way.  Please state your question.

Sam Rabotski, SER Asset Management:  Yes, Sam Rabotski.  That’s SER Asset Management.  Good morning, Ward.  I am new to the Company.  As far as the price increases are concerned, are there any further materials that you are shipping in the quarter that began in March, that has your lower prices that you did not pass along your cost increases?

McConnell:  Very, very minor.

Rabotski:  Very minor, OK.  And as far as contract manufacturing outside is concerned, based on the space available and your availability to do all of the work in-house, so there is no need for that?  And, presumably, you did just a negligible amount, or was that significant?

McConnell:  None.

Rabotski:  None.

McConnell:  We brought it all back.

Rabotski:  You brought it all back.  And of the capacity that you have in-house, what is the percentage of capacity?  Are you working on one shift?  What capacity do you have to increase the production?

McConnell:  We are working on one shift.  We have more capacity than we have orders right now.

Rabotski:  OK.  And the pressurized vessels – are those the scientific vessels?

McConnell:  No, scientific is modular laboratories.

Rabotski:  I see, I see.

McConnell:  They are pressure vessels -- stainless steel-type, welded-together pressure vessels.

Rabotski:  Yes, and I was looking over the previous year where there was – I mean, for the year that just ended in November, there were $331,000 compared to $4 million, and there were significant losses.  You have had losses on the pressurize vessels, and you say that the backlog has increased.  So they expect to be profitable in the year going forward?

McConnell:  Frankly, if we could break even then I would be quite pleased.  But we are building back.  Our backlog is 200-something, which I just mentioned, versus last year when it was 83.  What happened – and you may not be aware – is that we lost a lease on the building and ended out in the street with no place to make anything, and it took us several months to get back and going.  We are now back and going, but, in the meantime, we have lost customers.  There is something going on, though.  We have a new, large customer, who looks very good for a couple million dollars-worth of business over the next 12 months.  So that is a single customer.  He has just placed his first orders this week.  It is going to come back, but it is going to take us a bit of time.  And we are going to have to eat up some losses that we have had so far this year.

Rabotski:  OK, and as far as your international business is concerned, what percentage of your total sales is international?

McConnell:  Less than five.

Rabotski:  OK, but I guess that you are looking to grow that.  Is there a cost to shipping a significant value, a part preventing you from selling overseas?  Or are the products that they want significant that the cost of shipping is not a problem?

McConnell:  The biggest issue is the exchange rates.

Rabotski:  OK, OK.

McConnell:  It took two dollars to buy a pound a year ago.  Now it is taking $1.50, $1.47.  It’s a significant change in the cost of them over there.

Rabotski:  OK, and as far as your relationship with the bank, I guess that there were additional charges on the negotiation?  Do you expect to meet the requirements with your negotiated relationships with your bank?

McConnell:  Well, we have a wonderful relationship with our bank.  We don’t have any extra charges at all.  We increased our line of credit at no additional cost.

Rabotski:  OK, that sounds good.  Well, good luck going forward.  I’m just getting more familiar with your Company.

McConnell:  Where are you located?

Rabotski:  In New York.

McConnell:  OK.

Rabotski:  So we’ll be talking.  I’ll get to know it a little better.

McConnell:  Thank you.

Rabotski:  OK.

Operator:  Once again, ladies and gentlemen, if you would like to ask a question, please press *1 on your phones now.  Gentlemen, at this time, we have no further questions.

Drewitz:  Ward, why don’t you close it off and invite everyone to the Shareholders’ Meeting, and thank them for their participation?

McConnell:  Yes, thank you all for participating in our Call.  We look forward to keeping you updated on our next call and appreciate your continued support of Art’s Way.  Goodbye and have a great day.  But come to our Annual Meeting on April 30, in Armstrong, Iowa, starting at eight o’clock in the morning.  We would love to have nice participation in that if you could make it.  We appreciate your participation on the Call.  Thank you.

Operator:  This concludes today’s Conference Call.  Thank you for attending.

END